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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cambridge Heart, Inc. of our report dated February 3, 1998, except as to the last paragraph of Note 2 which is as of April 1, 1998, appearing on page 20 of this Annual Report on Form 10-K.

Price Waterhouse LLP

Boston, Massachusetts
April 1, 1998